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                                                                EXHIBIT 10.45(A)




March 21, 2001


Mr. Abraham Cohen
Chugai Pharmaceuticals
444 Madison Avenue
12th Floor
New York, NY 10022

Dear Mr. Cohen:

This letter is to confirm our mutual understanding with respect to the terms and conditions under which you agree to provide Viragen Inc. ("Viragen"), directly or through its subsidiaries, affiliated and associated companies, with services in a consulting capacity during the period beginning April 1, 2001 and ending March 31, 2003 (hereinafter referred to as the "CONSULTING PERIOD"), it being understood that this CONSULTING PERIOD may be extended by mutual agreement in writing.

1. "Consulting capacity" herein means that you will provide VIRAGEN with the full benefit of your knowledge, experience and skill with respect to questions and problems which VIRAGEN will stipulate. During the term of this Agreement, Abraham Cohen shall generally render advice and counsel on pharmaceutical and biotech related projects.

2. VIRAGEN acknowledges that other clients may use your consulting services and it is understood and agreed that you are not to disclose to VIRAGEN any confidential information of other parties, including past and present clients. VIRAGEN will rely upon your ethical judgment to avoid conflicts of interest. It is understood and agreed that during the CONSULTING PERIOD you shall not consult for other parties regarding the same subject matter set forth above for the consulting capacity covered by this Agreement.

3. You will make yourself available to VIRAGEN from time-to-time for consulting services in the consulting capacity stated herein.

4.       VIRAGEN agrees to compensate you as follows:

         a)       First Year Options:
                  Options on 100,000 shares of Viragen Common Stock at market price at the date of grant (coincides with date of execution of agreement). One-half vests upon execution of consultant agreement and one-half vests 6 months from date of execution of the consultant agreement.

         b)       Second Year Options:
                  Option on 100,000 shares of Viragen Common Stock at market price at the date of grant (coincides with date of execution of agreement). One-half vests upon the first anniversary of the date of execution of the consultant agreement and one-half vests 18 months from the date of execution of the consultant agreement.

         In the event that you provide consulting service at a location away from the metropolitan area of your regular place of business, VIRAGEN will reimburse you for reasonable travel and living expenses incurred by you, provided that travel time shall not be considered time spent in the


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Abraham Cohen
Consulting Agreement
March 16, 2001
Page 2 of 3 Pages



         service of VIRAGEN in a consulting capacity. It is understood and agreed that VIRAGEN will stipulate in advance in writing the places and locations where you will provide services in a consulting capacity. Payment for your expenses will be made upon submission by you and approval by VIRAGEN of an itemized account of the expenses incurred and payments due. All payments shall be made by check payable to Abraham Cohen at Chugai Pharmaceuticals, 444 Madison Avenue, 12th Floor, New York, NY 10022. No payments will be made until you provide a taxpayer identification number.

5. During the discussions leading up to this Agreement and during the CONSULTING PERIOD and any extensions thereof you have acquired and will acquire from VIRAGEN information which VIRAGEN considers to be proprietary and confidential, for example, information with respect to materials, compounds, formulations, samples, processes, methods, apparatus, operations and present and future plans of VIRAGEN. You agree to keep confidential and not to use, except in connection with services in a consulting capacity provided VIRAGEN, all such information, as well as all information developed by you as a result of your services to VIRAGEN under this Agreement, and not to divulge any such information to others at any time. Upon termination of this Agreement or at any other time VIRAGEN requests, you will transmit to VIRAGEN any written, printed or other materials embodying such information, including all copies, excerpts thereof, and samples given to you or prepared by you in connection with your work for VIRAGEN under this Agreement. These obligations on your part with respect to VIRAGEN information shall continue at all times beyond the CONSULTING PERIOD and any extensions thereof.

         Notwithstanding the above, this Agreement shall not restrict your use or disclosure of information which:

         a)       is or later becomes publicly known through no fault of yours;

         b) was already known to you as evidenced by your written records at the time of its receipt from VIRAGEN; or

         c) is lawfully and in good faith made available to you without restriction on disclosure or use by a third party.

         Specific information disclosed to you by VIRAGEN shall not be deemed to be available to the public or in your prior possession merely because it is embraced by more general information available to the public or in your prior possession.

6. Any and all information, inventions and discoveries, whether or not patentable, which you develop, conceive and/or make:

         a) within the CONSULTING PERIOD and any extensions mutually agreed upon and which are related to any questions or problems with respect to which VIRAGEN has utilized your services under this Agreement, and/or

         b) as a result of confidential information received from VIRAGEN, shall be the sole and exclusive property of VIRAGEN. You will, upon request of VIRAGEN, promptly execute any and all applications, assignments or other instruments which VIRAGEN shall deem necessary or



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Abraham Cohen
Consulting Agreement
March 16, 2001
Page 3 of 3 Pages


                  useful in order to apply for and obtain patent protection worldwide for said inventions and discoveries, and in order to assign and convey to VIRAGEN the sole and exclusive right, title and interest in and to said inventions and discoveries and patent applications and patents thereon. VIRAGEN will bear the costs of preparation and filing of all said patent applications.

7. While providing services for VIRAGEN in a consulting capacity you will be acting as an independent contractor and not as an employee or agent of VIRAGEN and you will not be entitled to any of the benefits, direct or indirect, of an employee of VIRAGEN.

8. The validity, interpretation and performance of this Agreement and any dispute connected herewith shall be governed and construed in accordance with the laws of the State of Florida, USA.

9. The parties agree that all works created pursuant to this Agreement are deemed to be assigned to VIRAGEN, including all copyrights throughout the world. You agree to execute any documents deemed necessary by VIRAGEN to record said assignments. You shall also secure for VIRAGEN the assignment of copyrights in any work created by others pursuant to this Agreement, and shall notify VIRAGEN prior to commencing any activity toward creation if the copyright of any such work cannot be secured. The parties agree that all works made for hire under this Agreement shall vest in VIRAGEN.

10. VIRAGEN will not be liable for any loss, injury or damage incurred by you or by a third party as a result of your performance of the services, including any loss, injury or damage resulting from the negligent or willful act or omission by you. You shall indemnify and hold VIRAGEN harmless from any liability, loss, cost, and expense (including attorneys' fees and costs) incurred by VIRAGEN as a result of your breach of this agreement, negligence or willful misconduct. This obligation shall survive the expiration or earlier termination of this agreement.

If the foregoing terms and conditions meet with your understanding and approval, please show your acceptance and agreement by signing this letter in duplicate at the place indicated below.

Very truly yours,

VIRAGEN, INC.




By: /s/ Gerald Smith                       By: /s/ Abraham Cohen
    --------------------------------           ---------------------------------
    Gerald Smith                               Abraham Cohen
    Chairman & CEO                             Title:
                                                    ----------------------------
                                              SS#:
                                                    ----------------------------
                                              Telephone No.
                                                           ---------------------


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                                                                EXHIBIT 10.45(B)


                             STOCK OPTION AGREEMENT



STOCK OPTION AGREEMENT, dated as of the Effective Date of Optionee's Consulting Agreement (the "Effective Date" or "Grant Date") between Viragen, Inc. a Delaware Corporation (the "Company") and Abraham Cohen ("Optionee").

The Company, pursuant to the provisions of its 1997 Stock Option Plan (the "Plan"), hereby grants to Optionee an Option to acquire 200,000 shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), subject to the following terms and conditions:

         1. Grant of Option. The Company hereby grants to Optionee (the "Option") to purchase up to 200,000 shares of Common Stock (the "Shares"), to be transferred upon the exercise thereof, fully paid and nonassessable.

         2. Exercise Price. The exercise price of the Shares subject to the Option shall be the closing market price on the Effective Date, $1.20 per share. The Company shall pay all original issue or transfer taxes upon the exercise of the Option by Optionee.

         3. Exercisability of Option; Rights and Privileges. Subject to the provisions of Paragraph 6 hereof, the Option shall be exercisable by
Optionee: (i) 50,000 upon the Effective Date; (ii) 50,000 upon six (6) months following the Effective Date; (iii) 50,000 upon the first anniversary of the Effective Date and (iv) 50,000 upon eighteen (18) months following the Effective Date (the "Exercise Date(s)") for a period of five (5) years from each Exercise Date (the "Exercise Period").

                  All granted but unexercised Options shall continue to be fully exercisable in accordance with the provisions herein:

                           (i)      if there occurs any corporate transaction
(which shall include a series of corporate transactions occurring within 60 days or occurring pursuant to a plan), that has the result that shareholders of the Company immediately before such transaction cease to own at least 66 2/3 percent of the voting stock of the Company in a (a) reorganization, (b) consolidation,
(c) merger, (d) liquidation or (e) a similar corporate transaction;

                           (ii)     if the shareholders of the Company shall
approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or


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                           (iii)    if the shareholders of the Company shall
approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

         4. Non-Assignability of Option. The Option shall not be given, granted, sold, exchanged, transferred, pledged, encumbered, assigned or otherwise disposed of by Optionee, other than by will, the laws of descent and distribution, estate planning purposes or assignment to a personal or family related trust, and during the lifetime of Optionee, shall not be exercisable by any other person, but only by Optionee.

         5. Method of Exercise of Option. Optionee shall notify the Company by written notice, in the form of the Notice of Exercise attached hereto (Attachment A), delivered to the Company's principal office, attention: Chief Financial Officer. Payment for the Shares shall be made by Optionee's check payable to the order to the Company in full payment for the total exercise price of the number of Shares purchased accompanying the Notice of Exercise. As soon as practicable after the receipt of such Notice of Exercise and accompanying payment for the purchase of Shares, the Company shall, at its principal office, tender to Optionee a certificate or certificates issued in Optionee's name evidencing the Shares purchased by Optionee hereunder.

         6. Termination of Option. To the extent exercisable but not exercised, the Option shall terminate upon the first to occur of the following dates:

                  (a) five (5) years from each Exercise Date as defined herein if still serving as a director of the Company; or

                  (b) the expiration of ninety (90) days following the date Optionee ceases to serve a director of the Company and/or any of its subsidiaries in the event of normal retirement or voluntary termination.

                  Subject to the provisions of this paragraph, in the event of Optionee's death, the exercisable but unexercised portion of the Option may be exercised by the estate of Optionee, or by the person who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of Optionee.

         7. Securities Laws. Employer represents and warrants that (i) all shares underlying the Options will be issued from shares authorized by and subject to the provisions of the Plan; (ii) the Plan and the shares underlying the Options have been registered under the applicable regulations of the Securities and Exchange Commission on Form S-8; and (iii) such registration covering the shares underlying the Options will be maintained as effective for the duration of the Exercise Period of the Options as defined herein.


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         8.       Adjustment of Shares. If at any time prior to the expiration or exercise in full of the Option, there shall be any increase or decrease in the number of issued and outstanding shares of the Common Stock through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of the Common Stock, then and in such event:

                  (i) appropriate adjustment shall be made in the maximum number of Shares available for grant, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

                  (ii) appropriate adjustment shall be made in the number of Shares, and the exercise price per Share thereof, that remain unexercised under the Option, so that the same percentage of the Company's issued and outstanding shares of Common Stock shall remain subject to purchase at the same aggregate exercise price.

                  Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale of upon the exercise of rights or warrants to subscribe therefore, or upon conversions of shares or obligations the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of the Shares that remain unexercised under the Option.

                  Without limiting the generality of the foregoing, the existence of unexercised Shares under the Option shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares issuable upon exercise of the Option; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         9. No Rights as Stockholder. Optionee shall have no rights as a stockholder of the Company in respect of the Shares as to which the Option shall not have been exercised and payments made therefore as herein provided.

         10. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, legal representatives, successors and permitted assigns. Optionee acknowledges that Optionee has read and understands the Plan and agrees to abide by its terms.

         11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of


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laws principles thereof. All terms not defined in this Agreement shall have the same meaning as in the Plan.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                                 VIRAGEN, INC.



                                           By: /s/ Dennis W. Healey
                                               --------------------------------
                                               Dennis W. Healey
                                               Executive Vice President & CFO


                                                 OPTIONEE



                                                /s/ Abraham Cohen
                                                --------------------------------
                                                Abraham Cohen


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                                  ATTACHMENT A

                               NOTICE OF EXERCISE


The undersigned hereby irrevocably elects to exercise the within Option to the extent of purchasing __________ shares of Common Stock of Viragen, Inc., a Delaware Corporation, and hereby makes payments of $________ in payment therefor.



                                            --------------------------
                                            Signature



                                            --------------------------
                                            Date







            INSTRUCTIONS FOR ISSUANCE OF STOCK AND CORPORATE RECORDS



Name:
                  ---------------------------------------------
                  (Please type or print in block letters)

Address:
                  ---------------------------------------------


                  ---------------------------------------------



Social  Security #:
                  ---------------------------------------------

Phone #: (    )
          ---- ------------------------------------------------

Fax #:   (    )
          ---- ------------------------------------------------


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